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Exhibit 5.7

January 31, 2008

Consent of G. MacFarlane

        In connection with Silver Wheaton Corp.'s registration statement on Form F-10, and any amendments thereto filed under the United States Securities Act of 1933, as amended (the "Registration Statement"), I, G. Ross MacFarlane, former Senior Associate Metallurgical Engineer with Watts, Griffis and McOuat Limited, hereby consent to the use of my name in connection with references to my involvement in the preparation of technical reports entitled "A Technical Review of the Zinkgruvan Mine in South-Central Sweden for Silver Wheaton Corp." dated December 13, 2004 and "A Technical Review on the Yauliyacu Lead/Zinc Mine, Junin Province, Perú for Silver Wheaton Corp." dated April 10, 2006 (the "Technical Information"), and to references to the Technical Information, or portions thereof, in the Registration Statement and to the inclusion and incorporation by reference of information derived from the Technical Information in the Registration Statement.

Yours truly,

/s/ G. Ross MacFarlane G. Ross MacFarlane

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Consent of G. MacFarlane